SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - May 5, 2016

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201 Richmond, VA	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

A.
The Annual Meeting of Shareholders was held Thursday, May 5, 2016 in Richmond, VA. At this meeting, the Company’s shareholders approved the following: the election of eight directors; the advisory vote on the compensation of named executives; and the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm.

Proposal #1: Election of Directors: The following individuals were elected as directors at the Annual Meeting:

Name	Votes For	Votes Withheld
Craig C. Bram	5,673,873	535,084
Anthony A. Callander	5,673,375	535,582
Susan S. Gayner	5,680,889	528,068
Henry L. Guy	5,678,340	530,617
Amy J. Michtich	3,228,984	2,979,973
James W. Terry, Jr.	5,674,669	534,288
Vincent W. White	5,677,048	531,909
Murray H. Wright	5,669,269	539,688

Proposal #2: Advisory Vote - Compensation of Named Executive Officers was approved by the following vote:

For	Against	Abstain
5,658,384	439,397	111,176

Proposal #3: The appointment of KPMG, LLP as the Company's Independent Public Accountants was ratified by the following vote:

For	Against	Abstain
8,228,969	62,195	13,391

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ DENNIS M. LOUGHRAN
Dennis M. Loughran
Chief Financial Officer

By: /S/ RICHARD D. SIERADZKI
Richard D. Sieradzki
Principal Accounting Officer
Dated: May 9, 2016

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